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                                                                    EXHIBIT 5



                                July 14, 1997


Board of Directors
First Financial Caribbean Corporation
1159 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920

Dear Sirs:

     As special counsel to First Financial Caribbean Corporation, a Puerto Rico corporation (the "Company"), we have been requested to render this opinion for filing as Exhibit 5 to the Company's registration statement on Form S-8, which is being filed with the Securities and Exchange Commission (the "Registration Statement").

     The Registration Statement covers 500,000 shares (the "Shares") of Common Stock, which may be sold by the Company upon the exercise of options to be granted pursuant to the Company's 1997 Employee Stock Option Plan (the "Plan") filed as Exhibit 4.2 to the Registration Statement.

     We have examined the Company's Restated Certificate of Incorporation, the Company's By-Laws, as amended, the Plan, and related minutes of action taken by the Board of Directors and Stockholders of the Company and such other documents and records as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies of originals.

     Based upon the foregoing, we are of the opinion that:

     1. The Plan and the Shares have been duly authorized by all requisite corporate action on the part of the Company.

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     2.  When the Shares are sold in the manner and for the consideration described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ PIETRANTONI MENDEZ & ALVAREZ

                                    Pietrantoni Mendez & Alvarez